EXHIBIT 23.3








                       CONSENT OF INDEPENDENT ACCOUNTANTS



      We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated January 15, 1998, on the consolidated financial statements of C&F Financial Corporation as of December 31, 1997, and for the period ended December 31, 1997, which appears in the annual report on Form 10-K of C&F Financial Corporation for the year ended December 31, 1997.


                                    /s/ Yount, Hyde & Barbour, P.C.
                                    -------------------------------
                                     Young, Hyde & Barbour, P.C.


Winchester, Virginia
August 5, 1998